Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VIRTUS INVESTMENT PARTNERS, INC.

Virtus Investment Partners, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Virtus Investment Partners, Inc.

2. This Second Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, as amended (the “DGCL”), and amends and restates the provisions of the existing Amended and Restated Certificate of Incorporation of the Corporation.

3. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Virtus Investment Partners, Inc.

ARTICLE II

The Corporation’s registered office in the State of Delaware is at 1209 N. Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 1. Authorized Stock. The aggregate number of all classes of stock that the Corporation shall have the authority to issue is 1,000,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 250,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the DGCL, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class or series of stock, voting separately as a class, shall be required therefor except as may be otherwise provided in a Preferred Stock Certificate of Designation relating to a series of Preferred Stock.

Section 2. Preferred Stock.

(a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

(b) The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the number of shares of the series;

(iii) whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the series;

(iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

(v) the dates on which dividends, if any, shall be payable;

(vi) the redemption rights and price or prices, if any, for shares of the series;

(vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(x) restrictions on the issuance of shares of the same series or of any other class or series; and

(xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series and one or more other series or classes of stock of the Corporation).

(c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(d) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution of the Board of Directors of the Corporation.

(e) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation or to a Preferred Stock Certificate of Designation that relates solely to one or more outstanding series of Preferred Stock if the holders of such series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

Section 3. Voting in Election of Directors. Except as may be required by law or as provided in this Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

Section 4. Owner. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors, acting by resolution adopted by a majority of the entire Board of Directors at any special or regular meeting of the Board of Directors, is expressly authorized to make, adopt, alter, amend or repeal the by-laws of the Corporation if, in the case of such special meeting only, notice of such adoption, alteration, amendment or repeal is contained in the notice or waiver of such meeting.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors of the Corporation need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE VIII

(a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) members. Subject to the rights of the holders of shares of any class or series of Preferred Stock, if any, the exact number of directors shall be fixed solely by the Board of Directors and the directors shall be classified, with respect to the time for which they severally hold office, into three classes, one class to hold office initially for a term expiring at the annual meeting of stockholders held in 2009, another class to hold office initially for a term expiring at the annual meeting of stockholders held in 2010, and another class to hold office initially for a term expiring at the annual meeting of stockholders held in 2011, with the members of each class to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to such directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

(b) Advance notice of nominations for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority and information concerning nominees, shall be given in the manner provided in the by-laws.

(c) Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office and not by stockholders, although less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only upon the affirmative vote of the holders of at least a majority of the combined voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

(d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VIII.

ARTICLE IX

Section 1. Limitation on Liability of Directors. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article IX shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Section 2. Right of Directors and Officers To Indemnity From the Corporation. Each person who is or was a party to or subject to, or is threatened to be made a party to or to be the subject of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (including any legislative or self-regulatory proceeding), by reason of the fact that he or she is or was, or had agreed to become a director or officer of the Corporation or is or was serving, or had agreed to serve, at the request of the Corporation as a director, officer, manager, partner or trustee of, or in a similar capacity for, another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or of any of its affiliates and any charitable or not-for-profit enterprise (any such person being sometimes referred to hereafter as an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager, partner or trustee or in any other capacity while serving as a director, officer, manager, partner or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 4 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 3. Advancement of Expenses. In addition to the right to indemnification conferred in Section 2 of this Article IX, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 3 or otherwise.

Section 4. Right of Indemnitee to Bring Suit. If a claim under Section 2 or 3 of this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 5. Procedural Matters. The right to indemnification and advancement of expenses provided by this Article IX shall exist, and shall continue, as to any person who formerly was an officer or director of the Corporation in respect of acts or omissions occurring or alleged to have occurred while he or she was an officer or director of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitees. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article IX shall be on the Corporation. The Corporation may, by provisions in its by-laws or by agreement with one or more Indemnitees, establish procedures for the application of the foregoing provisions of this Article IX, including a provision defining terms used in this Article IX. The right of an Indemnitee to indemnification or advances as granted by this Article IX shall be a contractual obligation of the Corporation and, as such, shall be enforceable by the Indemnitee in any court of competent jurisdiction.

Section 6. Amendment. No amendment, termination or repeal of this Article IX or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 7. Other Rights to Indemnity. The indemnification and advancement of expenses provided by this Article IX shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or action of the Board of Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and nothing contained in this Article IX shall be deemed to prohibit the Corporation from entering into agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article IX.

Section 8. Other Indemnification and Advancement of Expenses. In addition to indemnification by the Corporation of current and former officers and directors and advancement of expenses by the Corporation to current and former officers and directors as permitted by the foregoing provisions of this Article IX, the Corporation may, in a manner and to the fullest extent permitted by law, indemnify current and former agents and other persons serving the Corporation and advance expenses to current and former employees, agents and other persons serving the Corporation, in each case as may be authorized by the Board of Directors, and any rights to indemnity or advancement of expenses granted to such persons may be equivalent to, or greater or less than, those provided to directors, officers and employees by this Article IX.

Section 9. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) in which the Corporation has an interest against any expense, liability or loss incurred by the Corporation or such person in his or her capacity as such, or arising out of his or her status as such, whether or not the Corporation would have the power.

ARTICLE X

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied. Special meetings of stockholders of the Corporation may be called only by the Board of Directors.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Certificate of Incorporation to be executed by                     , its                     , this      day of         , 2008.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:
Title:

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